UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 11, 2013

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2013, NorthStar Realty Finance Corp. (the “Company”) and NorthStar Realty Finance Limited Partnership (“NRF LP”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Deutsche Bank Securities Inc., as Representatives of the several Underwriters named therein (the “Underwriters”), with respect to the offer and sale (the “Offering”) by the Company of 50,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $11.65 per share of Common Stock, on the terms set forth therein.  As part of the Offering, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 7,500,000 shares of Common Stock (the “Option”). On December 13, 2013, the Underwriters exercised the Option in full.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.  Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses.  In the ordinary course of business, the Underwriters or their affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and reimbursement of expenses.

On December 17, 2013, the Company issued and sold 57,500,000 shares of Common Stock pursuant to the Offering.  The net proceeds to the Company from the Offering were approximately $649.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering was made pursuant to the prospectus supplement dated December 12, 2013 and the accompanying base prospectus dated February 19, 2013, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-186743) (the “Registration Statement”), which was filed with the Commission on February 19, 2013 and became effective upon filing pursuant to Rule 462(e) of the Securities Act regulations.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein.  A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of Common Stock in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Hunton & Williams LLP, special tax counsel to the Company, is attached to this Current Report on Form 8-K as Exhibit 8.1. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 8.01.   Other Events

On December 17, 2013, NRF LP, the operating partnership of the Company, elected pursuant to Section 4.11(b) of each of (i) the Indenture, dated March 9, 2011, among NRF LP, as issuer, the Company and NRFC Sub-REIT (“Sub-REIT”) as guarantors, and Wilmington Trust FSB, as Trustee, relating to NRF LP’s 7.50% Exchangeable Senior Notes due 2031 (the “2031 Notes Indenture”), (ii) the Indenture, dated June 12, 2012, among NRF LP as issuer, the Company and Sub-REIT, as guarantors, and Wilmington Trust, National Association, as Trustee relating to NRF LP’s 8.875% Exchangeable Senior Notes due 2032 (the “2032 Notes Indenture”), and (iii) the Indenture, dated June 19, 2013, among NRF LP, as issuer, the Company and Sub-REIT, as guarantors, and Wilmington Trust, National Association, as Trustee, relating to NRF LP’s 5.375% Exchangeable Senior Notes due 2033 (the “2033 Notes Indenture”, and together with the 2031 Notes Indenture and the 2032 Notes Indenture, the “Applicable Indentures”), to change its settlement election under the Applicable Indentures from “combined settlement” (with the Partial Cash Amount (as defined in the Applicable Indentures) as the principal amount of the applicable exchangeable securities) to an all share settlement as described under Section 4.11(a)(1) of each of the Applicable Indentures. NRF LP’s all share settlement election is revocable and may be changed in the future in accordance with the terms of the Applicable Indentures.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 11, 2013, by and among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and UBS Securities LLC and Deutsche Bank Securities Inc., as Representatives of the several Underwriters named therein.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: December 17, 2013	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 11, 2013, by and among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and UBS Securities LLC and Deutsche Bank Securities Inc., as Representatives of the several Underwriters named therein.

5.1	Opinion of Venable LLP as to validity of the shares.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).